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                                                          DRAFT - APRIL 26, 2001

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, dated as of [insert date], 2001, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager"), and BlackRock Institutional Management Corporation, a corporation organized under the laws of the State of Delaware ("Adviser").

     WHEREAS, the Manager has entered into an Investment Management Agreement dated [May 15, 2001] with the Equitable Trust ("Trust") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

     WHEREAS, the Equitable Money Market Fund is a series of the Trust ("Fund");

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

     WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

     WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory and other services to the Fund in the manner and on the terms hereinafter set forth;

     WHEREAS, the Manager has the authority under the Investment Management Agreement with the Trust to select advisers for each Fund of the Trust; and

     WHEREAS, the Adviser is willing to furnish such services to the Manager and the Fund;

     NOW, THEREFORE, the Manager and the Adviser agree as follows:

1. APPOINTMENT OF ADVISER

     The Manager hereby appoints the Adviser to act as an investment adviser for the Fund, subject to the supervision and oversight of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.

2. ACCEPTANCE OF APPOINTMENT

     The Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     The assets of the Fund will be maintained in the custody of a custodian (who shall be identified by the Manager in writing). The Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Adviser.

3. SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

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     A. As investment adviser to the Fund, the Adviser will coordinate the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, subject always to the supervision and control of the Manager and the Trustees of the Trust.

     B. As part of the services it will provide hereunder, the Adviser will:

         (i) obtain and evaluate, to the extent deemed necessary and advisable by the Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Fund or are under consideration for inclusion in the Fund;

         (ii) formulate and implement a continuous investment program for the Fund;

         (iii) take whatever steps are necessary to implement the investment program for the Fund by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Allocated Portion;

         (iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis as agreed by the Manager and Adviser of all material facts concerning the investment and reinvestment of the assets in the Fund, the Adviser and its key investment personnel and operations, make periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and the Adviser will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing;

         (v) in accordance with procedures and methods established by the Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Fund, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Adviser for each security or other investment/asset in the Fund for which market quotations are not readily available;

         (vi) provide any and all material composite information, records and supporting documentation about accounts the Adviser manages, if appropriate, which are relevant to the Fund and that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Fund that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Fund or its agent; and

         (vii) cooperate with and provide reasonable assistance to the Manager, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.


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     C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws"); (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund; (v) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the written instructions of the Manager. Prior to commencement of the Adviser's services hereunder, the Manager shall provide the Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Trustees. The Manager undertakes to provide the Adviser with copies of other written notice of any amendments, modifications or supplements to any such above-mentioned document.

     D. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Adviser's duties under this Agreement.

     E. The Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute transactions for the Fund (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and which have been provided to the Adviser or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Fund, in the name of the Fund or its nominees, the Adviser shall, subject to Section 3.F. below, use its best efforts to obtain for the Fund "best", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund.

     F. Subject to the appropriate policies and procedures approved by the Board of Trustees, Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause the Fund to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and the Fund an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking "best execution", the Manager or the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking "best execution", the Board of Trustees or the Manager may cause the Adviser to effect transactions in Fund securities through broker-dealers in a manner that


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will help generate resources to: (i) pay the cost of certain expenses which the
Trust is required to pay or for which the Trust is required to arrange payment; or (ii) finance activities that are primarily intended to result in the sale of Trust shares; provided, however that in the event of any such direction, Adviser shall not be responsible for seeking to obtain best execution.

     G. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner which the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time. The Manager agrees that Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Manager also acknowledges that Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Fund any investment that Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Fund.

     H. The Adviser will maintain all accounts, books and records with respect to the Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

     I. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Fund's securities and exercise rights in corporate actions or otherwise in accordance with the Adviser's proxy viting guidelines, as amended from time to time, which shall be provided to the Trust and the Manager.

4. COMPENSATION OF ADVISER

     The Manager will pay the Adviser an advisory fee with respect to the Fund as specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for the Fund based on the net assets of the Fund on each day and accrued on a daily basis.

5. LIABILITY AND INDEMNIFICATION

     A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Adviser nor any of its officers, members or employees (its "Affiliates") shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive

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or limit the liability of the Adviser or its Affiliates for, and the Adviser
shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on
(i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or
(ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

     B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust.

6. REPRESENTATIONS OF MANAGER

     The Manager represents, warrants and agrees that:

     A. The Manager has been duly authorized by the Board of Trustees of the Trust to delegate to the Adviser the provision of investment services to the Fund as contemplated hereby.

     B. The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Adviser with a copy of such code of ethics.


     C. The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.


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     D. The Manager (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best or its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (v) will promptly notify Adviser of the occurrence of any event that would disqualify Manager from serving as investment manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Manager will also promptly notify the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

7. REPRESENTATIONS OF ADVISER

     The Adviser represents, warrants and agrees as follows:

     A. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify the Fund and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

     B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, a Managing Director of the Adviser shall certify to the Manager that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Manager, the Adviser shall permit the Manager, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1) and all other records relevant to the Adviser's code of ethics.

     C. The Adviser has provided the Trust and the Manager with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and promptly will furnish a copy of all material amendments to the Trust and the Manager at least annually. Such amendments shall reflect all changes in the Adviser's


                                       6
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organizational structure, professional staff or other significant developments affecting the Adviser, as required by the Advisers Act.

     D. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment or change in control.

     E. The Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

     F. The Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority. However, the Adviser may use the performance of the Fund in its composite performance.

8. NON-EXCLUSIVITY

     The services of the Adviser to the Manager, the Fund and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9. SUPPLEMENTAL ARRANGEMENTS

     The Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to the Fund that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10. REGULATION

     The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11. RECORDS

     The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this


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Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein, provided that the Adviser may retain any such records that are required by law or regulation. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12. DURATION OF AGREEMENT

     This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

13. TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14. USE OF ADVISER'S NAME

     The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

     Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment

Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15. AMENDMENTS TO THE AGREEMENT

     Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

16. ASSIGNMENT

     Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Adviser without the prior written consent of the Trust and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Trust and the Manager of any changes in its directors, officers or employees within a reasonable time thereafter.

17. ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

18. HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

19. NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

         For:     The Equitable Life Assurance Society of the United States

                  Patricia Louie, Vice President and Counsel
                  1290 Avenue of the Americas, 12th Floor
                  New York, New York  10104

         For:     Equitable Trust
                  Patricia Louie, Vice President and Secretary
                  1290 Avenue of the Americas, 12th Floor
                  New York, New York  10104

         For:     BlackRock Institutional Management Corporation
                  [insert name/title]
                  100 Bellevue Parkway
                  Wilmington, DE  19809


20. SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

21. TRUST AND SHAREHOLDER LIABILITY

     The Manager and Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Manager and Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

22. GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

23. INTERPRETATION

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.



THE EQUITABLE LIFE ASSURANCE           BLACKROCK INSTITUTIONAL
SOCIETY OF THE UNITED STATES           MANAGEMENTCORPORATION


By:                                    By:
   -----------------------------          -------------------------------
   Brian S. O'Neil                        Laurence Fink
   Executive Vice President               Chairman and Chief Executive Officer

                             DISTRIBUTION AGREEMENT

                                     between

                                 EQUITABLE TRUST

                                       and

                                AXA ADVISORS, LLC

                 (APPLICABLE TO CLASS A, CLASS B1, CLASS B2, CLASS B3, CLASS C AND CLASS Z SHARES)


THIS AGREEMENT made this ___ day of ________, 2001, by and between EQUITABLE TRUST, a Delaware business trust (the "Trust"), with respect to the series of beneficial interest set forth on Appendix A to this Agreement, and any applicable classes thereof, (a "Fund",), and AXA ADVISORS, LLC, a [Delaware limited liability company] (the "Distributor").

W I T N E S S E T H: In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST: The Trust on behalf of the Fund hereby appoints the Distributor and such affiliates of the Distributor as enter into similar agreements as its exclusive agents for the sale of shares of the Fund to the public directly and/or through investment dealers and financial institutions in the United States and throughout the world.

SECOND: The Trust shall not sell any shares of the Fund except through one of its agents and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however, this appointment does not preclude sales of shares of the Fund directly through the Funds' transfer agent(s) in the manner set forth in a Fund's Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933 (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

THIRD: The Distributor hereby accepts appointment as agent for the sale of the shares of the Fund and agrees that it will use its best efforts to sell such shares; provided, however, that:

o the Distributor may, and when requested by the Trust on behalf of the Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Trust, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

o the Trust may withdraw the offering of the shares of the Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of the Fund. The Trust shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares of the Fund.

FOURTH: The public offering price of Class A, Class B1, Class B2, Class B3 (Class B1, Class B2 and Class B3 are together "Class B"), Class C and Class Z shares of the Fund (the "offering price") shall be the net asset value per share of the Fund plus a sales charge, if any. Net asset value per share shall be determined in accordance with the provisions of the Registration Statement of the Fund.

As compensation for its service activities under this Agreement with respect to Class A, Class B and Class C shares, the Distributor shall receive from the Trust a service fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the distribution plan adopted by the Trust on behalf of the Fund pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"), as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

As compensation for its activities under this Agreement with respect to the distribution of Class A and Class C shares, the Distributor shall retain the initial sales charges, if any, based on the amount of sales of such shares attributable to the Distributor, on purchases of Class A and Class C shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Class A and Class C shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the initial sales charge, if any.

As compensation for its activities under this Agreement with respect to the distribution of the Class A, Class B and Class C shares, the Distributor shall receive all contingent deferred sales charges, based on the amount of sales of such shares attributable to the Distributor, imposed on redemptions of Class A, Class B and Class C shares of the Fund. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

As compensation for its activities under this Agreement with respect to the distribution of the Class B and Class C shares, the Distributor shall receive from the Trust a distribution fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the 12b-1 Plan, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

The Distributor may reallow any or all of the initial sales charges, contingent deferred sales charges, or service fees which it is paid under this Agreement with respect to Class A, Class B or Class C shares to such dealers as the Distributor may from time to time determine. The Trust shall have no obligation to compensate or reimburse the Distributor for any services performed by it hereunder with respect to Class Z shares.

FIFTH: The Distributor shall act as agent of the Trust on behalf of the Fund in connection with the sale and repurchase of shares of the Fund. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of shares of the Fund and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor may enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell shares of the Fund to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Trust on behalf of the Fund.

SIXTH:  The Fund shall bear:

o the expenses of qualification of shares of the Fund for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and

o    all legal expenses in connection with the foregoing.

SEVENTH: The Distributor shall bear the expenses of printing from the final proof and distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of the Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent those services are deemed to be appropriate subjects for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. and permitted by the 12b-1 Plan.

EIGHTH: The Distributor will accept orders for the purchase of shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Trust may reject purchase orders where, in the judgment of the Trust, such rejection is in the best interest of the Trust.

NINTH: The Trust, on behalf of the Fund, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act and all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Fund.

TENTH: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Trust on behalf of the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or the Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Trust and the Fund against any and all claims, demands, liabilities and expenses which the Trust or a Fund may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Trust or a Fund in its prospectus or in this Agreement.

The Distributor agrees to indemnify the Trust and the Fund against any and all claims, demands, liabilities and expenses which the Trust or the Fund may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or a Fund in connection therewith by or on behalf of the Distributor.

Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Fund' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

ELEVENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Agreement and Declaration of Trust, or to any applicable statute or regulation.

TWELFTH: This Agreement shall become effective with respect to the Fund as of the date hereof, shall continue in force and effect until __________, 2003, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to the Fund at least annually (a)(i) by the Board of Trustees of the Trust or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Trust's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

THIRTEENTH: This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Trust and the
Distributor shall be [        ].

FIFTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually, but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

SIXTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                       EQUITABLE TRUST



                                       By: _________________________________
                                           Name:  __________________________
                                           Title:    President
ATTEST:



NAME:
TITLE:
                                       AXA ADVISORS, LLC



                                       By: _______________________________
                                           Name: ________________________
                                           Title:    President

ATTEST:



NAME:
TITLE:

                                   APPENDIX A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                                 EQUITABLE TRUST


CLASS A, CLASS B1, CLASS B2, CLASS B3, CLASS C AND CLASS Z SHARES


EQUITABLE MONEY MARKET FUND